Section 906 Certifications

I, Charles E. Porter, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 24, 2009

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date:  November 24, 2009

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR
Period (s) ended September 30, 2009

Putnam Master Intermediate Income Trust
Putnam California Tax Exempt Income Fund
Putnam American Government Income Fund
Putnam Tax Exempt Income Fund
Putnam International New Opportunities Fund
Putnam U.S. Government Income Trust
Putnam Money Market Fund
Putnam Money Market Liquidity Fund
Putnam Tax Exempt Money Market Fund
Putnam Diversified Income Trust
Putnam Asset Allocation: Balanced Portfolio
Putnam Asset Allocation: Growth Portfolio
Putnam Asset Allocation: Conservative Portfolio